Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

We do hereby consent to the use of our name in “Item 2. Properties” of the Annual Report on Form 10-K of Stone Energy Corporation (the “Company”) for the year ended December 31, 2014, to references to our firm in the Form 10-K, and to the incorporation by reference thereof into the Company’s Registration Statement on Form S-8 (the “Registration Statement”), in the context in which they appear.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
Name:	J. Carter Henson, Jr., P.E.
Title:	Senior Vice President

Houston, Texas

August 12, 2015